As filed with the Securities and Exchange Commission on June 23, 2003

                                       Registration Nos. 333-87633 and 333-84344

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENTS
                                      UNDER
                           THE SECURITIES ACT OF 1933
                       ----------------------------------


                            Ferrellgas Partners, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                         43-1698480
-------------------------------                  -------------------------------
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                        Identification No.)

                   One Liberty Plaza, Liberty, Missouri 64068
                                 (816) 792-1600
                   ------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


             Second Amended and Restated Ferrellgas Unit Option Plan
             -------------------------------------------------------
                              (Full Title of Plan)

                                 Kevin T. Kelly
                Senior Vice President and Chief Financial Officer
                                Ferrellgas, Inc.
                   One Liberty Plaza, Liberty, Missouri 64068
                                 (816) 792-1600
                --------------------------------------------------
 (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)



                                   Copies to:
                                  David L. Ronn
                            Mayer, Brown, Rowe & Maw
                        700 Louisiana Street, Suite 3600
                              Houston, Texas 77002
                                 (713) 546-0525








================================================================================

                                EXPLANATORY NOTE

     On September 23, 1999, the registrant filed a registration statement on Form S-8 (Registration No. 333-87633) covering the issuance of up to 850,000 common units under the Amended and Restated Ferrellgas Unit Option Plan. On March 15, 2002, upon amending and restating that plan, the registrant filed a registration statement on Form S-8 (Registration No. 333-84344) covering the issuance of up to an additional 500,000 common units under the Second Amended and Restated Ferrellgas Unit Option Plan. This post-effective amendment No. 1 to both of those registration statements is filed for the sole purpose of filing a reoffer prospectus covering reoffers and resales of such common units by affiliates of the registrant pursuant to General Instruction C.1(a) to Form S-8. There are currently 1,011,400 options to purchase common units either outstanding or eligible for issuance under the Unit Option Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to eligible participants as specified by Rule 428(b)(1) of the Act. In accordance with the instructions to Part I of Form S-8, these documents will not be filed with the SEC either as part of the registration statements or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, the reoffer prospectus below, the documents incorporated by reference pursuant to Item 3 of Part II of the registration statements and any information contained in an applicable prospectus supplement, taken together, constitute the prospectus as required by
Section 10(a) of the Act.

                      CONTROL SECURITIES REOFFER PROSPECTUS

     The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the Unit Option Plan.

PROSPECTUS

                             1,011,400 Common Units
                            Ferrellgas Partners, L.P.

     We are the second largest retail marketer of propane in the United States based on retail gallons sold during our fiscal year 2002, representing what we believe to be approximately 11% of the retail propane gallons sold in the United States.

     The selling unitholders named in this prospectus (or in a supplement to this prospectus), and any of their pledgees, donees, transferees or other successors in interest, may offer to sell up to an aggregate of 1,011,400 of our common units. On the date of this prospectus, the selling unitholders own some but not all of such common units, and they may acquire more of such common units pursuant to our Second Amended and Restated Ferrellgas Unit Option Plan. We will not receive any of the proceeds from the sale of any of these common units by such selling unitholders, other than any payment of the exercise price for the issuance of such common units under the Unit Option Plan, but we agreed to bear the expenses of registering such common units. Our registration of these common units does not necessarily imply that all or any portion of such common units will be offered for sale by the selling unitholders.

     Our common units are traded on the New York Stock Exchange under the symbol "FGP."

     The selling unitholders may sell their common units by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144; however they are not obligated to sell their common units at all. The selling unitholders may sell their common units from time to time in one or more types of transactions (which may include block transactions) on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common units, through short sales of common units, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling unitholders may sell their common units directly to purchasers or through agents, underwriters or broker-dealers. If required by law, the names of any such agents and underwriters involved in the sale and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in a supplement accompanying this prospectus. The selling unitholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common units. The selling unitholders and any broker-dealers, agents or underwriters that participate in the distribution of the common units may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common units purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is June 23, 2003.

                                Table of Contents

The Company.................................................................  2
Use of Proceeds.............................................................  2
Selling Unitholders.........................................................  2
Plan of Distribution........................................................  2
Where You Can Find More Information.........................................  3
Legal Matters...............................................................  5
Experts.....................................................................  5
Forward-Looking Statements..................................................  5


                                   THE COMPANY

     We are the second largest retail marketer of propane in the United States based on retail gallons sold during our fiscal year 2002, representing what we believe to be approximately 11% of the retail propane gallons sold in the United States. As of April 30, 2003, we had 593 retail outlets serving more than 1 million residential, industrial/commercial and agricultural and other customers in 45 states. Our operations primarily include the retail distribution and sale of propane and related equipment and supplies and extend from coast to coast with concentrations in the Midwest, Southeast, Southwest and Northwest regions of the country.


                                 USE OF PROCEEDS

     We will not receive any proceeds from any sales by any selling unitholder of common units covered by this prospectus, other than any payment of the exercise price for the issuance of such common units under the Unit Option Plan.

                               SELLING UNITHOLDERS

     Pursuant to General Instruction C.3(a)(1) of Form S-8, we will name the selling unitholders in a supplement to this prospectus which will be filed with the SEC prior to any registered resales by such persons. An "affiliate" is defined by SEC Rule 405 as a "person that, directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with" us.

                              PLAN OF DISTRIBUTION

     We have been advised that the selling unitholders, and/or their donees, pledgees, transferees or other successors in interest, may effect sales of our common units directly, or indirectly by or through underwriters, agents or broker-dealers, and that such common units may be sold by one or a combination of several of the following methods:

     o    ordinary brokerage transactions;

     o an underwritten public offering in which one or more underwriters participate;

     o    purchases  by  a  broker-dealer   as  principal  and  resale  by  that
          broker-dealer for its own account;

     o    in "block" sale transactions; and

     o    in privately negotiated transactions.

     Our common units will be sold at prices and on terms then prevailing in the market, at prices related to the then-current market price of the common units, or at negotiated prices. At the time that a particular offer is made, a prospectus supplement, if required, will be distributed that describes the name or names of underwriters, agents or broker-dealers, any discounts, commissions and other terms constituting selling compensation and any other required information. Moreover, in effecting sales, broker-dealers engaged by any selling unitholder and/or the purchasers of the common units may arrange for other broker-dealers to participate in the sale process. Broker-dealers will receive discounts or commissions from the applicable selling unitholder and/or the purchasers of the common units in amounts that be negotiated prior to the time of sale. Sales will be made only through broker-dealers properly registered in a subject jurisdiction or in transactions exempt from registration. Any of these underwriters, broker-dealers or agents may perform services for us or our affiliates in the ordinary course of business.

     The applicable selling unitholder also may resell all or a portion of the common units in open market transactions in reliance upon Rule 144 of the Securities Act rather than pursuant to this prospectus, provided that they meet the criteria and conform to the requirements of such rule.

     When common units are to be sold to underwriters, unless otherwise described in the applicable prospectus supplement, the obligations of the underwriters to purchase the common units will be subject to conditions precedent but the underwriters will be obligated to purchase all of the common units if any are purchased. The common units will be acquired by the underwriters for their own account and may be resold by the underwriters, either directly to the public or to securities dealers, from time to time in one or more transactions, including negotiated transactions. These sales can occur either at fixed public offering prices or at varying prices determined at the time of sale. The initial public offering price, if any, and any concessions allowed or reallowed to dealers, may be changed from time to time. Those underwriters may be entitled, under agreements with us, to indemnification from us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities.

     Any broker or dealer participating in any distribution of common units in connection with the offering made by this prospectus may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this prospectus, including a prospectus supplement, if required, to any person who purchases any of the common units from or through that broker or dealer.

     We have agreed to pay for the costs of registering the common units under the Securities Act, including the registration fee under the Securities Act, reasonable fees and disbursements of our counsel, accounting fees and printing fees. The applicable selling unitholder will bear all other expenses in connection with this offering, including brokerage commissions.

                       WHERE YOU CAN FIND MORE INFORMATION

Where Documents are Filed; Copies of Documents

     We file annual, quarterly and other reports and other information with the SEC. You may read and download our SEC filings over the Internet from several commercial document retrieval services as well as at the SEC's website at http://www.sec.gov. You may also read and copy our SEC filings at the SEC's public reference room located at Judiciary Plaza, 450 5th Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information concerning the public reference room and any applicable copy charges.

     Because our common units are traded on the New York Stock Exchange, we also provide our SEC filings and particular other information to the New York Stock Exchange. You may obtain copies of these filings and this other information at the offices of the New York Stock Exchange located at 11 Wall Street, New York, New York 10005.

     In addition, you may also access further information about us by visiting our website at http://www.ferrellgas.com. Please note that the information and materials found on our website, except to the extent expressly described below, are not part of this prospectus and are not incorporated by reference into this prospectus.

Incorporation of Documents by Reference

     We filed with the SEC registration statements on Form S-8 (Registration Nos. 333-8763 and 333-84344) with respect to the securities offered by this prospectus. This prospectus is a part of those registration statements. As allowed by the SEC, this prospectus does not contain all of the information you can find in the registration statements or the exhibits to the registration statements. Instead, the SEC allows us to incorporate by reference information into this prospectus. Incorporation by reference means that we can disclose particular important information to you without actually including such information in this prospectus by simply referring you to another document that we filed separately with the SEC.

     The information we incorporate by reference is an important part of this prospectus and should be carefully read in conjunction with this prospectus and any prospectus supplement. Information that we file with the SEC after the date of this prospectus will automatically update and may supersede some of the information in this prospectus as well as information we previously filed with the SEC and that was incorporated by reference into this prospectus.

     The following documents are incorporated by reference into this prospectus:

     o The Annual Report on Form 10-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp. for the fiscal year ended July 31, 2002, excluding Items 6, 7, 8 and 15 thereof, as filed with the SEC on October 23, 2002, as amended by Amendment No. 1 to Form 10-K/A as filed with the SEC on December 10, 2002, as amended by Amendment No. 2 to Form 10-K/A, including Items 6, 7, 8 and 15 thereof, as filed with the SEC on June 6, 2003;

     o    the  Quarterly  Report  on  Form  10-Q  of  Ferrellgas   Partners  and
          Ferrellgas Partners Finance Corp. for the quarterly period ended October 31, 2002, as filed with the SEC on December 11, 2002;

     o the Quarterly Report on Form 10-Q of Ferrellgas Partners and Ferrellgas Partners Finance Corp. for the quarterly period ended January 31, 2003, excluding Items 1, 2 and 6 thereof, as filed with the SEC on March 12, 2003, as amended on Form 10-Q/A, including Items 1, 2 and 6 thereof as filed with the SEC on June 6, 2003;

     o the Quarterly Report on Form 10-Q of Ferrellgas Partners, Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the quarterly period ended April 30, 2003 as filed with the SEC on June 13, 2003;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on September 13, 2002;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on September 24, 2002;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on November 19, 2002;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on February 3, 2003;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on February 18, 2003;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on February 19, 2003;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on May 6, 2003;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on May 21, 2003;

     o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on May 29, 2003;

     o the description of Ferrellgas Partners' common units in its registration statement on Form 8-A/A as filed with the SEC on February 18, 2003, and any amendments or reports filed to update the description; and

     o all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the earlier of the termination of the registration statement to which this prospectus relates or until we sell all of the securities offered by this prospectus.

     If information in any of these incorporated documents conflicts with information in this prospectus or any prospectus supplement you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

     You may request from us a copy of any document we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

                                Ferrellgas, Inc.
                                One Liberty Plaza
                             Liberty, Missouri 64068
                          Attention: Investor Relations
                                 (816) 792-0203


                                  LEGAL MATTERS

     Particular legal matters related to the securities described in this prospectus have been and/or will be passed upon for us by Blackwell Sanders Peper Martin LLP and Mayer, Brown, Rowe & Maw, including the validity of the securities described in the prospectus. If legal matters in connection with any offering of any of the securities described in this prospectus and the applicable prospectus supplement are passed on by counsel for any underwriters or dealers of such offering, that counsel will be named in the applicable prospectus supplement.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from Ferrellgas Partners, L.P.'s and Ferrellgas Partners Finance Corp.'s Amendment No. 2 to their Annual Report on Form 10-K/A for the fiscal year ended July 31, 2002, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated September 12, 2002, May 29, 2003 as to Notes E and R of Ferrellgas Partners, L.P. (which report relating to Ferrellgas Partners, L.P. expresses an unqualified opinion and includes two explanatory paragraphs relating to a change in accounting principle and to the restatement described in Note R), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The consolidated balance sheet of Ferrellgas, Inc. and Subsidiaries as of July 31, 2002, filed as exhibit 99.15 to Ferrellgas Partners, L.P.'s and Ferrellgas Partners Finance Corp.'s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2002 has been audited by Deloitte & Touche LLP, independent auditors, as stated in their report relating to Ferrellgas, Inc. and Subsidiaries dated September 12, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in accounting principle), which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.



                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we have incorporated by reference include forward-looking statements. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. They often use or are preceded by words such as "anticipate," "believe," "intend," "plan," "projection," "forecast," "strategy," "position," "continue," "estimate," "expect," "may," "will," or the negative of those terms or other variations of them or comparable terminology. These statements often discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future and are based upon the beliefs and assumptions of our management and on the information currently available to them. In particular, statements, express or implied, concerning our future operating results or our ability to generate sales, income or cash flow are forward-looking statements.

     Forward-looking  statements are not guarantees of future  performance.  You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially from those expressed in or implied by these forward-looking statements. Many of the factors that will affect our future results are beyond our ability to control or predict.

     Some of our forward-looking statements include the following:

     o whether our operating partnership will have sufficient funds to meet its obligations, including its obligations under its debt securities issued under this prospectus and any applicable prospectus supplement, and to enable it to distribute to us sufficient funds to permit us to meet our obligations with respect to our existing securities and the securities issued under this prospectus and any applicable prospectus supplement;

     o whether we and our operating partnership will continue to meet all of the quarterly financial tests required by the agreements governing their indebtedness; and

     o the expectation that future periods may not have the same percentage decrease in retail volumes, revenues and expenses as was experienced for the twelve months ended July 31, 2002.

     For a more detailed description of these particular forward-looking statements and for other factors that may affect any forward-looking statements, see the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Item 7 of our most recently filed Annual Report on Form 10-K or Form 10-K/A, as applicable, and in Item 2 of our most recently filed Quarterly Report on Form 10-Q, both as incorporated herein by reference. See "Where You Can Find More Information."

     When considering any forward-looking statement, you should also keep in mind the risk factors described in the documents we have incorporated herein by reference and an applicable prospectus supplement. Except for our ongoing obligations to disclose material information as required by federal securities laws, we undertake no obligation to update any forward-looking statements after we distribute this prospectus and any applicable prospectus supplement.

     In addition, our classification and that of our operating partnership as partnerships for federal income tax purposes means that we do not generally pay federal income taxes. We do, however, pay taxes on the income of our subsidiaries that are corporations. We rely on a legal opinion from our counsel, and not a ruling from the Internal Revenue Service, as to our proper classification for federal income tax purposes.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENTS

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference herein and shall be deemed to be a part hereof:

          o The Annual Report on Form 10-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp. for the fiscal year ended July 31, 2002, excluding Items 6, 7, 8 and 15 thereof, as filed with the SEC on October 23, 2002, as amended by Amendment No. 1 to Form 10-K/A as filed with the SEC on December 10, 2002, as amended by Amendment No. 2 to Form 10-K/A, including Items 6, 7, 8 and 15 thereof, as filed with the SEC on June 6, 2003;

          o the Quarterly Report on Form 10-Q of Ferrellgas Partners and Ferrellgas Partners Finance Corp. for the quarterly period ended October 31, 2002, as filed with the SEC on December 11, 2002;

          o the Quarterly Report on Form 10-Q of Ferrellgas Partners and Ferrellgas Partners Finance Corp. for the quarterly period ended January 31, 2003, excluding Items 1, 2 and 6 thereof, as filed with the SEC on March 12, 2003, as amended on Form 10-Q/A, including Items 1, 2 and 6 thereof as filed with the SEC on June 6, 2003;

          o    the  Quarterly  Report  on  Form  10-Q  of  Ferrellgas  Partners,
               Ferrellgas Partners Finance Corp., Ferrellgas, L.P. and Ferrellgas Finance Corp. for the quarterly period ended April 30, 2003 as filed with the SEC on June 13, 2003;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on September 13, 2002;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on September 24, 2002;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on November 19, 2002;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on February 3, 2003;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on February 18, 2003;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on February 19, 2003;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as filed with the SEC on May 6, 2003;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on May 21, 2003;

          o the Current Report on Form 8-K of Ferrellgas Partners and Ferrellgas Partners Finance Corp., as furnished to the SEC on May 29, 2003;

          o the description of Ferrellgas Partners' common units in its registration statement on Form 8-A/A as filed with the SEC on February 18, 2003, and any amendments or reports filed to update the description; and

          o all documents that we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until the earlier of the termination of the registration statement to which this prospectus relates or until we sell all of the securities offered by this prospectus.

     If information in any of these incorporated documents conflicts with information in this prospectus or any prospectus supplement you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document.

     You may request from us a copy of any document we incorporate by reference at no cost, excluding all exhibits to such incorporated documents unless we have specifically incorporated by reference such exhibits either in this prospectus or in the incorporated document, by making such a request in writing or by telephone to the following address:

                                Ferrellgas, Inc.
                                One Liberty Plaza
                             Liberty, Missouri 64068
                          Attention: Investor Relations
                                 (816) 792-0203

Item 6.  Indemnification of Directors and Officers

Ferrellgas Partners, L.P. and Ferrellgas, L.P.

     Ferrellgas Partners, L.P. and its operating partnership, Ferrellgas, L.P., have no employees, officers or directors. Each is managed and operated by the employees, officers and directors of its general partner, Ferrellgas, Inc.

     The partnership agreements of Ferrellgas Partners, L.P. and Ferrellgas, L.P. provide that Ferrellgas Partners, L.P. and Ferrellgas, L.P., as the case may be and subject to any limitations expressly provided in the partnership agreement of either partnership, shall indemnify and hold harmless to the fullest extent permitted by current applicable law or as such law may hereafter be amended (but, in the case of any such amendment, only to the extent that the amendment permits either partnership to provide broader indemnification rights) particular persons (each, an "Indemnitee") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of their status as:

          o the general partner, a former general partner, or any of their affiliates;

          o an officer, director, employee, partner, agent or trustee of either partnership, the general partner, any former general partner, or any of their affiliates; or

          o a person or entity serving at the request of either partnership in another entity in a similar capacity.

     This indemnification is available only if the Indemnitee acted in good faith, in a manner in which the Indemnitee believed to be in, or not opposed to, the best interests of the applicable partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not of itself create a presumption that the Indemnitee acted in a manner contrary to that specified in the immediately preceding sentence. Any indemnification shall be made only out of the assets of the applicable partnership and our general partner shall not be personally liable for any indemnification and shall have no obligation to contribute or loan any money or property to the applicable partnership to enable it to effectuate any indemnification. In no event may an Indemnitee subject the limited partners of the applicable partnership to personal liability by reason of being entitled to indemnification.

     To the fullest extent permitted by current applicable law or as such law may hereafter be amended (but, in the case of such amendment, only to the extent that the amendment permits either partnership to provide broader indemnification rights), expenses (including, without limitation, legal fees and expenses) incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the applicable partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the applicable partnership of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall ultimately be determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification.

     We have, to the extent commercially reasonable, purchased and currently maintain (or reimburse our general partner or its affiliates for the cost of) insurance, on behalf of our general partner and such other persons or entities as our general partner has determined, including particular other Indemnitees, against any liability that may be asserted against or expenses that may be incurred by such person or entity in connection with either partnership's activities or in connection with such person's or entity's activities related to either partnership in such person's or entity's professional capacity, regardless of whether Ferrellgas Partners, L.P. or Ferrellgas, L.P. would have the power to indemnify such person or entity against such liability under the provisions of either partnerships' applicable partnership agreement.

     An Indemnitee shall not be denied indemnification by the applicable partnership, in whole or in part, because the Indemnitee had an interest in the transaction with respect to which the indemnification applies so long as the transaction was otherwise permitted by the terms of the applicable partnership agreement. Notwithstanding anything to the contrary set forth in the applicable partnership agreement, no Indemnitee shall be liable for monetary damages to the applicable partnership, the limited partners, their assignees or any other persons or entities who have acquired partnership interests in Ferrellgas Partners, L.P., for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith. Also, our general partner shall not be responsible for any misconduct or negligence on the part of any agent appointed by our general partner in good faith to exercise any of the powers granted to our general partner or to perform any of the duties imposed upon it pursuant to the applicable partnership agreement.

Ferrellgas, Inc.

     The Certificate of Incorporation, as amended, and bylaws of Ferrellgas, Inc. also provide for similar indemnification rights and benefits for its officers and directors from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any officer or director of Ferrellgas, Inc. may be involved, or is threatened to be involved, as a party or otherwise; provided, however, the officers or directors must have acted in good faith, in a manner in which such person or entity believed to be in, or not opposed to, the best interests of Ferrellgas, Inc. and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. Ferrellgas, Inc. is also under similar obligations to advance expenses to its officers and directors relating to indemnified claims and Ferrellgas, Inc. has, to the extent commercially reasonable, purchased and currently maintains insurance on behalf of its officers and directors.

     Furthermore, the directors of Ferrellgas, Inc. are not personally liable to Ferrellgas, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

     o for any breach of the director's duty of loyalty to Ferrellgas, Inc. or its stockholders,

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o for unlawful payments of dividends or unlawful stock repurchases or redemptions under Section 174 of the General Corporation Law of the State of Delaware; or

     o for any transaction from which the director derived an improper personal benefit.

     Ferrellgas, Inc. has also entered into employment agreements with some of its directors and officers. Pursuant to these employment agreements, Ferrellgas, Inc. has contractually agreed to indemnify these officers and directors generally in accordance with the indemnification terms and provisions set forth above. Some of these employment agreements also provide that Ferrellgas, Inc. shall indemnify such director or officer when they were or are a party or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of Ferrellgas, Inc. to procure a judgment in its favor by reason of the fact that such director or officer is or was a director or officer of Ferrellgas, Inc., or is or was serving at the request of Ferrellgas, Inc. as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such director or officer in connection with the defense or settlement of such action or suit if such director or officer acted in good faith and in a manner that such director or officer reasonably believed to be in or not opposed to the best interests of Ferrellgas, Inc. and except that no indemnification pursuant to the employment agreements shall be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to Ferrellgas, Inc. unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such directors or officers are fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Generally, any indemnification under these employment agreements (unless ordered by a court) shall be made by Ferrellgas, Inc. only as authorized in each specific case upon a determination, in accordance with the procedures set forth in the applicable employment agreement, that indemnification of such director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in their particular employment agreement. Such determination shall be made:

     o by a majority vote of the board of directors of Ferrellgas, Inc. who are not parties to such action, suit or proceeding, even though less than a quorum;

     o if there are no such directors or, if such directors so direct, by independent legal counsel in a written opinion; or

     o    by the stockholders of Ferrellgas, Inc.

Also, if such director or officer institutes any legal action to enforce such director's or officer's rights under their employment agreement, or to recover damages for breach of their employment agreement, such director or officer, if such director or officer prevails in whole or in part, shall be entitled to recover from Ferrellgas, Inc. all fees and expenses (including attorneys' fees) incurred by such director or officer in connection therewith.

     None of the indemnification rights described herein are exclusive of any other rights to which an Indemnitee, or other applicable person, may be entitled under any bylaw, agreement, vote of stockholders, unitholders or disinterested directors, as a matter of law or otherwise, both as to action in the Indemnitee's, or other applicable person's, official capacity with either partnership or Ferrellgas, Inc. and as to action in another capacity while holding such office, and shall continue after the Indemnitee, or other applicable person, has ceased to be an officer or director of either partnership or Ferrellgas, Inc., and shall inure to the benefit of the heirs, executors and administrators of the Indemnitee, or other applicable person.

Item 8.  Exhibits

  Number                Description
  ------                -----------

   4.1 Fourth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners, L.P. dated as of February 18, 2003. Incorporated by reference to Exhibit
                        4.3 to the Current Report on Form 8-K of Ferrellgas Partners, L.P. filed February 18, 2003.

   4.2                  Second Amended and Restated Ferrellgas Unit Option Plan.
                        Incorporated by reference to Exhibit 10.1 to the Partnership's Current Report on Form 8-K filed
                        June 5, 2001.

   4.3                  Form of Certificate Evidencing Common Units.
                        Incorporated by reference to Exhibit A to the Fourth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners. L.P. Incorporated by reference to
                        Exhibit 4.3 to the Current Report on Form 8-K of Ferrellgas Partners, L.P. filed February 18, 2003.

   5.1 Opinion of Mayer, Brown, Rowe & Maw as to the legality of 500,000 of the common units of Ferrellgas Partners, L.P. registered under the registration statement on Form S-8 (Registration No. 333-84344) filed on
                        March 15, 2002. Previously filed as Exhibit 5.1 to that registration statement.

   5.2 Opinion of Blackwell Sanders Peper Martin LLP as to the legality of 850,000 of the common units of Ferrellgas Partners, L.P. registered under the registration statement on Form S-8 (Registration No. 333-87633) filed on September 29, 1999. Previously filed as Exhibit 5.1 to that registration statement.

  23.1                  Consent of Mayer, Brown, Rowe & Maw (contained in
                        Exhibit 5.1 herewith).

  23.2 Consent of Blackwell Sanders Peper Martin LLP (contained in Exhibit 5.2 herewith).

* 23.3                  Consent of Deloitte & Touche LLP.

         -----------------

         * filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Post-Effective Amendment No. 1 to Registration Statements on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Liberty, State of Missouri, on June 23, 2003.

                          FERRELLGAS PARTNERS, L.P.

                          By:    FERRELLGAS, INC., its general partner

                                 By:   /s/ James E. Ferrell
                                 -----------------------------------------------
                                 James E. Ferrell
                                 Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, Post-Effective Amendment No. 1 to Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

                  Name                                           Title                                    Date
                  ----                                           -----                                    ----
/s/ James E. Ferrell                       Chairman, President and Chief Executive Officer           June 23, 2003
-------------------------------            of Ferrellgas, Inc. (Principal Executive Officer)
James E. Ferrell

/s/ William K. Hoskins                     Director of Ferrellgas, Inc.                              June 23, 2003
-------------------------------
William K. Hoskins

/s/ A. Andrew Levison                      Director of Ferrellgas, Inc.                              June 23, 2003
-------------------------------
A. Andrew Levison

/s/ John R. Lowden                         Director of Ferrellgas, Inc.                              June 23, 2003
-------------------------------
John R. Lowden

/s/ Michael F. Morrissey                   Director of Ferrellgas, Inc.                              June 23, 2003
-------------------------------
Michael F. Morrissey

/s/ Elizabeth T. Solberg                   Director of Ferrellgas, Inc.                              June 23, 2003
-------------------------------
Elizabeth T. Solberg

/s/ Kevin T. Kelly                         Senior Vice President and Chief Financial Officer         June 23, 2003
-------------------------------            of Ferrellgas, Inc.  (Principal Financial and
Kevin T. Kelly                             Accounting Officer)

                                  Exhibit Index

  Number                Description
  ------                -----------
   4.1                  Fourth Amended and Restated Agreement of Limited
                        Partnership of Ferrellgas Partners, L.P. dated as of February 18, 2003. Incorporated by reference to Exhibit
                        4.3  to the Current  Report on Form 8-K of
                        Ferrellgas Partners, L.P. filed February 18, 2003.

   4.2                  Second Amended and Restated Ferrellgas Unit Option Plan.
                        Incorporated by reference to Exhibit 10.1 to the Partnership's Current Report on Form 8-K filed June 5, 2001.

   4.3                  Form of Certificate Evidencing Common Units.
                        Incorporated by reference to Exhibit A to the Fourth Amended and Restated Agreement of Limited Partnership of Ferrellgas Partners. L.P. Incorporated by reference to
                        Exhibit 4.3 to the Current Report on Form 8-K of Ferrellgas Partners, L.P. filed February 18, 2003.

   5.1 Opinion of Mayer, Brown, Rowe & Maw as to the legality of 500,000 0f the common units of Ferrellgas Partners, L.P. registered under the registration statement on Form S-8 (Registration No. 333-84344) filed on March 15, 2002. Previously filed as Exhibit 5.1 to that registration statement.

   5.2 Opinion of Blackwell Sanders Peper Martin LLP as to the legality of 850,000 of the common units of Ferrellgas Partners, L.P. registered under the registration statement on Form S-8 (Registration No. 333-87633) filed on September 29, 1999. Previously filed as
                        Exhibit 5.1 to that registration statement.

  23.1                  Consent of Mayer, Brown, Rowe & Maw (contained in
                        Exhibit 5.1 herewith).

  23.2 Consent of Blackwell Sanders Peper Martin LLP (contained in Exhibit 5.2 herewith).

* 23.3                  Consent of Deloitte & Touche LLP.

         -----------------

         * filed herewith